AGREEMENT

  This Agreement and Plan of Reorganization ("the Agreement"), dated as of the 31st day of July, 2000, by and between WorldNet Resource Group, Inc., a Utah corporation ("WNRG") and Stephen Brown ("Brown"), with reference to the following:

     A. WNRG is a Utah corporation organized in 1981. WNRG has authorized capital stock of 100,000,000 shares, $.001 par value, of which 23,554,463 shares are issued and outstanding on a fully diluted basis.

     B. Following the acquisition of UltraVu.com ("UltraVu") as set forth herein, WNRG will have a total of 26,443,463 shares issued and outstanding.

     C. The respective Boards of Directors of WNRG and UltraVu have deemed it advisable and in the best interests of WNRG and UltraVu that UltraVu be fully acquired by WNRG, pursuant to the terms and conditions set forth in this Agreement.

     D. WNRG and Brown propose to enter into this Agreement which provides among other things that all of the outstanding shares of UltraVu be acquired by WNRG, in exchange for shares of WNRG and such additional items as more fully described in the Agreement.

  NOW, THEREFORE, the parties hereto agree as follows:


                                 ARTICLE 1
                              THE ACQUISITION

  1.01 At the Closing, all outstanding shares of Series A Common Stock of UltraVu shall be acquired by WNRG in exchange for 3,000,000 shares of restricted common stock of WNRG. The restricted common stock of WNRG shall be issued in this transaction to Stephen Brown, President of UltraVu, or to such person or persons as designated by Stephen Brown upon the signing of this Agreement. The 3,000,000 shares shall have piggyback registration rights.

  1.02 In addition, WNRG will take over from UltraVu any and all taxes and other assessments and levies which UltraVu was required by law to withhold or to collect which have not yet been duly withheld and collected and have not yet been paid over to the proper government authorities (including, without limitation, employment taxes, both the employee's and employer's share).

  1.03 No additional cash shall be due Brown under this Agreement.

  1.04 At the Closing, the UltraVu shareholders will deliver certificates for the outstanding shares of UltraVu, duly endorsed so as to make WNRG the sole holder thereof, free and clear of all claims and encumbrances, and WNRG shall deliver a transmittal letter directed to the transfer agent of WNRG directing the issuance of shares to the shareholders of UltraVu.

  1.05 Following the reorganization there will be a total of 26,443,463 shares, $.001 par value, issued and outstanding in WNRG.

  1.06 Following the reorganization, UltraVu will be a wholly owned subsidiary of WNRG. WNRG shall own the Web site known as www.ultravu.com along with any other site derived from UltraVu.com that includes the wording "Vu."
                                     1

  1.07 Following the reorganization, WNRG will fund all mutually agreed upon overhead deemed necessary for the operations of UltraVu. WNRG shall have final approval on all expenditures, with such approval not to be unreasonably withheld.

  1.08 Following the reorganization, Brown shall act as Chairman of UltraVu.

                                 ARTICLE 2
                                THE CLOSING

  2.01 Closing. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place on or before July 31, 2000, (the "Closing Date") or at such other date and time as may be agreed to in writing by the parties hereto.

  2.02 Organization, Standing and Power. WNRG is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah with all requisite corporate power to own or lease its properties and carry on its businesses as are now being conducted.

  2.03 Qualification. WNRG is duly qualified and is licensed as a foreign corporation authorized to do business in each jurisdiction wherein it conducts its business operations. Such jurisdictions, which are the only jurisdictions in which WNRG is duly qualified and licensed as a foreign corporation.

  2.04 Capitalization of WNRG. The authorized capital stock of WNRG consists of 100,000,000 shares of Common Stock, $.001 par value, of which the only shares to be issued and outstanding are26,443,463, which shares were duly authorized, validly issued and fully paid and nonassessable. There are no preemptive rights with respect to the WNRG stock.

  2.05 Authority. The execution and delivery of this Agreement and consummation of the transactions contemplated herein have been duly authorized by all necessary corporate actions, including but not limited to duly and validly authorized action and approval by the Board of Directors, on the part of WNRG. This Agreement constitutes the valid and binding obligation of WNRG enforceable against it in accordance with its terms, subject to the principles of equity applicable to the availability of the remedy of specific performance. This Agreement has been duly executed by WNRG and the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement shall not result in any breach of any terms or provisions of WNRG's Certificate and Articles of Incorporation or Bylaws or of any other agreement.

  2.06 Absence of Changes. As of July 31, 2000, there have not been any material adverse change in the condition (financial or otherwise), assets, liabilities, earnings or business of WNRG.

  2.07 Tax Matters. All taxes and other assessments and levies which WNRG is required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper government authorities or are held by WNRG in separate bank accounts for such payment or are represented by depository receipts, and all such withholdings and collections and all other payments due in connection therewith (including, without limitation, employment taxes, both the employee's and employer's share) have been paid over to the government or placed in a separate and segregated bank account for such purpose. There are no known deficiencies in income taxes for any periods and further, the representations and


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warranties as to absence of undisclosed liabilities witch includes any and all tax liabilities of whatsoever kind or nature (including, without limitation, all federal, state, local and foreign income, profit, franchise, sales, use and property taxes) due or to become due, incurred in respect of or measured by WNRG income or business prior to the Closing Date.

  2.08 Governmental Regulation. To the knowledge of WNRG, WNRG is not in violation of or in default with respect to any applicable law or any applicable rule, regulation, order, writ or decree of any court or any governmental commission, board, bureau, agency or instrumentality, or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality which violation or default could have a material adverse effect upon the business, operations or financial condition of WNRG.

  2.09 Accuracy of Information. No representation or warranty by WNRG contained in this Agreement and no statement contained in any certificate or other instrument delivered or to be delivered to Brown pursuant hereto or in connection with the transactions contemplated hereby contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein not misleading.

  2.10 Consents. No consent or approval of, or registration, qualification or filing with, any governmental authority or other person is required to be obtained or accomplished by WNRG or any shareholder thereof in connection with the consummation of the transactions contemplated hereby.

  2.11 Copies of Documents. WNRG has made available for inspection and copying by Brown and its duly authorized representatives, and will continue to do so at all times, true and correct copies of all documents which it has filed with the Securities and Exchange Commission and all other governmental agencies which are material to the terms and conditions contained in this Agreement. Furthermore, all filings by WNRG with the Securities and Exchange Commission, and all other governmental agencies, including but not limited to the Internal Revenue Service, have contained information which is true and correct, to the best knowledge of the Board of Directors of WNRG, in all material respects and did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein not misleading or which could have any material adverse effect upon the financial condition or operations of WNRG or adversely effect the objectives of this Agreement with respect to UltraVu including, but not limited to, the issuance and subsequent trading of the shares of common stock of WNRG to be received hereby, subject to compliance by the shareholders of UltraVu with applicable law.

  2.12 Brown shall deliver to WNRG, on or before Closing, the following:

     (a) Financial Statements. Unaudited financial statements from inception to July 31, 2000, prepared in accordance with generally accepted accounting principles and which fairly present the financial condition of UltraVu at the dates thereof.

     (b) Property. An accurate list and description of all property, real or personal owned by UltraVu.

     (c) Liens and Liabilities. A complete and accurate list of all material liens, encumbrances, easements, security interests or similar interests in or on any Assets. A complete and accurate list of all debts, liabilities and obligations of UltraVu incurred or owing as of the date of this Agreement.
                                     3
     (d) Leases and Contracts. A complete and accurate list describing all material terms of material leases (whether of real or personal property) and each contract, promissory note, mortgage, license, franchise, or other written agreement to which UltraVu is a party which involves or can reasonably be expected to involve aggregate future payments or receipts by UltraVu (whether by the terms of such lease, contract, promissory note, license, franchise or other written agreement or as a result of a guarantee of the payment of or indemnity against the failure to pay.

     (e) Loan Agreements. Complete and accurate copies of all loan agreements and other documents with respect to obligations of UltraVu for the repayment of borrowed money.

     (f) Consents Required. A complete list of all agreements wherein consent to the transaction herein contemplated is required to avoid a default hereunder; or where notice of such transaction is required at or subsequent to closing, or where consent to an acquisition, consolidation, or sale of all or substantially all of the assets is required to avoid a default hereunder.

     (g) Shareholders. A complete list of all persons or entities holding capital stock of UltraVu or any rights to subscribe for, acquire, or receive shares of the capital stock of UltraVu (whether warrants, calls, options, or conversion rights), including copies of all stock option plans whether qualified or nonqualified, and other similar agreements.

     (h) Officers and Directors. A complete and current list of all officers and Directors of UltraVu.

      (i) Litigation. A complete and accurate list (in all material respects) of all material civil, criminal, administrative, arbitration or other such proceedings or investigations (including without limitations unfair labor practice matters, labor organization activities, environmental matters and civil rights violations) pending or, to the knowledge of Brown threatened, which may materially and adversely affect UltraVu.

     (j) Tax Returns. Accurate copies of all Federal and State tax returns for UltraVu, if any.

     (k) Agency Reports. Copies of all material reports or filings
  (and a list of the categories of reports or filings made on a regular basis) made by UltraVu under ERISA, EEOC, FDA and all other governmental agencies (federal, state or local). (Schedule MM.)

     (l) Banks. A true and complete list (in all material respects), as of the date of this Agreement, showing (1) the name of each bank in which UltraVu has an account or safe deposit box, and (2) the names and addresses of all signatories.

     (m) Jurisdictions Where Qualified. A list of all jurisdictions wherein UltraVu is qualified to do business and is in good standing.

     (n) Subsidiaries. A complete list of all subsidiaries of UltraVu. The term "Subsidiary" or "Subsidiaries" shall include corporations, unincorporated associations, partnerships, joint ventures, or similar entities in which UltraVu has an interest, direct or indirect.

     (o) Union Matters. An accurate list and description (in all material respects) of union contracts and collective bargaining agreements of UltraVu, if any.
                                     4

     (p) Employee and Consultant Contracts. A complete and accurate list of all employee and consultant contracts which UltraVu may have.

     (q) Employee Benefit Plans. Complete and accurate copies of all salary, stock option, bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, group insurance, disability, death benefit or other benefit plans, trust agreements or arrangements of UltraVu in effect on the date hereof or to become effective after the date thereof, together with copies of any determination letters issued by the Internal Revenue Service with respect thereto.

     (r) Insurance Policies. A complete and accurate list (in all material respects) and description of all material insurance policies naming UltraVu as an insured or beneficiary or as a loss payable payee or for which UltraVu has paid all or part of the premium in force on the date hereof, specifying any notice or other information possessed by UltraVu regarding possible claims hereunder, cancellation thereof or premium increases thereon, including any policies now in effect naming UltraVu as beneficiary covering the business activities of UltraVu.

     (s) Customers. A complete and accurate list (in all material respects) of the customers of UltraVu, including all presently effective contracts of UltraVu to be assigned to WNRG, accounting for the principle revenues of UltraVu.

     (t) Licenses and Permits. A complete list of all licenses, permits and other authorizations of UltraVu.

  2.13 Authority. The execution and delivery of this Agreement and consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action, including but not limited to duly and validly authorized action and approval by the Board of Directors of UltraVu. This Agreement constitutes the valid and binding obligation of UltraVu, enforceable against it in accordance with its terms, subject to the principles of equity applicable to the availability of the remedy of specific performance. This Agreement has been duly executed by UltraVu and the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement shall not result in any breach of any terms or provisions of UltraVu's Articles of Incorporation or Bylaws or of any other agreement, court order or instrument to which UltraVu is a party or bound.

  2.14 Absence of Undisclosed Liabilities. UltraVu has no material liabilities of any nature, whether fixed, absolute, contingent or accrued, which were not reflected on the financial statements, or otherwise disclosed in this Agreement.

  2.15 Absence of Changes. As of the date of this Agreement, there has not been any material adverse change in the condition (financial or otherwise), assets, liabilities, earnings or business of UltraVu.

  2.16 Options, Warrants, etc. There are no outstanding options, warrants, calls, commitments or agreements of any character to which UltraVu is a party or by which UltraVu is bound, or is a party, calling for the issuance of shares of capital stock of UltraVu or any securities representing the right to purchase or otherwise receive any such capital stock of UltraVu.


                                     5

  2.17 Title to Assets. Brown is the sole and unconditional owner of, with good and marketable title to, all its assets owned by UltraVu and all other property and assets are free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever.

  2.18 Agreements in Force and Effect. All material contracts, agreements, plans, promissory notes, mortgages, leases, policies, licenses, franchises or similar instruments to which UltraVu is a party are valid and in full force and effect on the date hereof, and UltraVu has not breached any material provision of, and is not in default in any material respect under the terms of, any such contract, agreement, plan, promissory note, mortgage, lease, policy, license, franchise or similar instrument which breach or default would have a material adverse effect upon the business, operations or financial condition of UltraVu.

  2.19 Legal Proceedings, Etc. There are no civil, criminal, administrative, arbitration or other such proceedings or investigations pending or, to the knowledge of Brown, threatened, in which, individually or in the aggregate, an adverse determination would materially and adversely affect the assets, properties, business or income of UltraVu. UltraVu has substantially complied with, and is not in default in any material respect under, any laws, ordinances, requirements, regulations or orders applicable to its businesses.

  2.20 Governmental Regulation. To the knowledge of Brown, UltraVu is not in violation of or in default with respect to any applicable law or any applicable rule, regulation, order, writ or decree of any court or any governmental commission, board, bureau, agency or instrumentality, or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality which violation or default could have a material adverse effect upon the business, operations or financial condition of UltraVu.

  2.21 Accuracy of Information. No representation or warranty by Brown contained in this Agreement and no statement contained in any certificate or other instrument delivered or to be delivered to WNRG pursuant hereto or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein not misleading.

  2.22 Subsidiaries. UltraVu does not have any other subsidiaries or own capital stock representing ten percent (10%) or more of the issued and outstanding stock of any other corporation.

  2.23 Consents. No consent or approval of, or registration, qualification or filing with, any other governmental authority or other person is required to be obtained or accomplished by UltraVu or any shareholder thereof, in connection with the consummation of the transactions contemplated hereby.

  2.24 Improper Payments. No person acting on behalf of UltraVu has made any payment or otherwise transmitted anything of value, directly or indirectly, to (a) any official or any government or agency or political subdivision thereof for the purpose of influencing any decision affecting the business of UltraVu, or (b) any political party or any candidate for elective political office, nor has any fund or other asset of UltraVu been maintained that was not fully and accurately recorded on the books of account of UltraVu.


                                     6

  2.25 Copies of Documents. Brown has made available for inspection and copying by WNRG and its duly authorized representatives, and will continue to do so at all times, true and correct copies of all documents which it has filed with any governmental agencies which are material to the terms and conditions contained in this Agreement. Furthermore, all filings by Brown with governmental agencies, including but not limited to the Internal Revenue Service, have contained information which is true and correct in all material respects and did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein not misleading or which could have any material adverse effect upon the financial condition or operations of UltraVu or adversely affect the objectives of this Agreement.

                                 ARTICLE 3
                               MISCELLANEOUS

  3.01 Construction. This Agreement shall be construed and enforced in accordance with the law of the State of Utah excluding the conflicts of laws.

  3.02 Amendment and Waiver. The parties hereby may, by mutual agreement in writing signed by each party, amend this Agreement in any respect. Any term or provision of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof, such waiver right shall include, but not be limited to, the right of either party to:

     (a) Extend the time for the performance of any of the obligations of the other;

     (b) Waive any inaccuracies in representations by the other contained in this Agreement or in any document delivered pursuant hereto;

     (c) Waive compliance by the other with any of the covenants contained in this Agreement, and performance of any obligations by the other; and

     (d) Waive the fulfillment of any condition that is precedent to the performance by the party so waiving of any of its obligations under this Agreement. Any writing on the part of a party relating to such amendment, extension or waiver as provided in this Section 3.03 shall be valid if authorized or ratified by the Board of Directors of such party.

  3.03 Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be effective upon hand delivery or delivery by facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received). The address for such communications shall be:

  To UltraVu:       UltraVu.com
                         Attn: Stephen Brown
                         920 N. Nash Street
                         El Segundo, CA  90245

  To WNRG:               WorldNet Resource Group, Inc
                         Attn Stephen Brown, Chairman
                         920 N. Nash Street
                         El Segundo, CA  90245

Either party here to may from time to time change its address for notices under this Section by giving written notice of such changed address to the other party hereto.
                                     7
  3.04 Remedies not Exclusive. No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies by WNRG or Brown shall not constitute a waiver of the right to pursue other available remedies.

  3.05 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

  3.06 Benefit. This Agreement shall be binding upon and inure to the benefit to the parties and their permitted successors and permitted assigns. The parties hereto may amend this Agreement without notice to or consent of any third party. Neither Brown nor WNRG shall assign this Agreement or any rights or obligations hereunder without prior written consent of the other (which consent may be withheld for any reason in the sole discretion of the party from whom consent is sought); provided however, that Brown and WNRG may assign their rights and obligations hereunder as a result of any merger or to any acquirer of substantially all of the assets of WNRG.

  3.07 Events upon closing of WNRG. Ownership of UltraVu shall immediately revert back to Brown, his assignees or trustees or his named successors, exclusively in the event that WNRG: (a) obtains or becomes subject to an order for relief under the Bankruptcy Code, (b) obtains or becomes subject to an order or decree of insolvency under state law, or (c) voluntarily ceases to do business.

  3.08 Entire Agreement. This Agreement represents the entire agreement of the undersigned regarding the subject matter hereof, and supersedes all prior written or oral understandings or agreements between the parties. No provision of this Agreement may be waived or amended other than by written instrument signed by the party against whom enforcement of such an amendment or waiver is sought.

  3.09 Captions and Section Headings. Captions and section headings used herein are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

Confirmed and agreed to this 31st day of July, 2000.

ULTRAVU.COM


By:       /S/ Stephen Brown
          -----------------
Name:          Stephen Brown
Title:         President

WORLDNET RESOURCE GROUP


By:       /S/ Stephen Brown
          -----------------
Name:          Stephen Brown
Title:         President/CEO




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